Exhibit 3.2

SIXTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZYNGA INC.

Zynga Inc., a Delaware corporation, hereby certifies that:

1. The name of the corporation is Zynga Inc. The corporation filed its original Certificate of Incorporation with the Secretary of State on October 26, 2007 under the name Presidio Media Inc.

2. This Sixteenth Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and a majority of the corporation’s outstanding stock in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Sixteenth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:             , 2011

ZYNGA INC.

By:
Mark Pincus,
President and Chief Executive Officer

EXHIBIT A

SIXTEENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZYNGA INC.

ARTICLE I

NAME

The name of the corporation is Zynga Inc.

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED STOCK

1. Authorized Shares. This Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 2,020,517,472 shares, $0.00000625 par value per share, 1,100,000,000 of which are designated “Class A Common Stock”, 900,000,000 of which are designated “Class B Common Stock” and 20,517,472 of which are designated “Class C Common Stock.” The total number of shares of Preferred Stock authorized to be issued is 2,000,000 shares, $0.00000625 par value per share.

2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law. The Board is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series of Preferred Stock, but not below the number of shares of such series of Preferred Stock then outstanding. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE V

TERMS OF CLASSES AND SERIES

The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:

1. Definitions. For purposes of this Article V, the following definitions apply;

1.1 “Amended and Restated Certificate of Incorporation” shall mean this Sixteenth Amended and Restated Certificate of Incorporation of the Corporation.

1.2 “Board” shall mean the Board of Directors of the Corporation.

1.3 “Class A Common Stock” shall mean the Class A Common Stock, $0.00000625 par value per share, of the Corporation.

1.4 “Class B Common Stock” shall mean the Class B Common Stock, $0.00000625 par value per share, of the Corporation.

1.5 “Class C Common Stock” shall mean the Class C Common Stock, $0.00000625 par value per share, of the Corporation.

1.6 “Common Stock” shall mean the Class A Common Stock, Class B Common Stock and the Class C Common Stock.

1.7 “Combination Transaction” shall mean any reorganization by way of share exchange, consolidation or merger or otherwise, in one transaction or series of related transactions, in which the Corporation is a constituent corporation or is a party with another entity if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an Acquiring Stockholder) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction

(or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder. As used herein, the term “Acquiring Stockholder” means a stockholder or group of stockholders of the Corporation that (i) merges or combines with the Corporation in such Combination Transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination Transaction.

1.8 “Corporation” shall mean Zynga Inc.

1.9 “Disability” means permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute whether the Founder has suffered a Disability, no Disability of the Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.

1.10 “Effective Time” shall mean the time at which this Amended and Restated Certificate of Incorporation is accepted for filing with the Secretary of State of the State of Delaware.

1.11 “Final Conversion Date” means 5:00 p.m. in New York City, New York on the first day falling on or after the date on which the outstanding shares of Class B Common Stock and Class C Common Stock together represent less than 10% of the total voting power of the shares of the Corporation then entitled to vote.

1.12 “Founder” means Mark Pincus.

1.13 “Permitted Transfer” shall mean a Transfer by a Senior Common Stockholder, for tax or estate planning purposes, to any of the persons or entities listed in clauses (a) through (c) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Senior Common Stockholder and/or any other Permitted Transferee established by or for such Senior Common Stockholder:

(a) a trust for the benefit of such Senior Common Stockholder or persons other than the Senior Common Stockholder, if such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Senior Common Stockholder, or a trust under the terms of which such Senior Common Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest, in each case so long as the Senior Common Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock and/or Class C Common Stock held by such trust;

(b) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Senior Common Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Senior Common Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock and/or Class C Common Stock held in such account, plan or trust; or

(c) a corporation, partnership or limited liability company in which such Senior Common Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as the case may be, or otherwise has legally enforceable rights, such that the Senior Common Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock and/or Class C Common Stock held by such corporation, partnership or limited liability company, as the case may be;

provided, however, that in the event the Senior Common Stockholder (X) no longer has sole dispositive power and exclusive Voting Control with respect to the Shares of Class B Common Stock and/or Class C Common Stock then held by such trust under clause “(a)” above, account, plan or trust under clause “(b)” above, or (Y) no longer owns sufficient shares, partnership interests or membership interests, as applicable, or otherwise no longer has sufficient legally enforceable rights to ensure the Senior Common Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock and/or Class C Common Stock then held by such corporation, partnership or limited liability company under clause “(c)” above, all shares of Class B Common Stock and/or Class C Common Stock then held by such trust, account, plan or trust, corporation, partnership or limited liability company, as applicable, shall automatically convert into fully paid and nonassessable shares of Class A Common Stock on the terms set forth in Section 5.

1.14 “Preferred Stock” shall mean the Preferred Stock, $0.00000625 per share, of the Corporation.

1.15 “Senior Common Stockholder” means any registered holder of a share of Class B Common Stock and/or Class C Common Stock as of immediately after the filing of this Amended and Restated Certificate of Incorporation.

1.16 “Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

1.17 “Transfer” of a share of capital stock of the Corporation shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (a) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation and/or its stockholders that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or (c) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”.

1.18 “Voting Control” with respect to a share of Class B Common Stock shall mean the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise, and with respect to a share of Class C Common Stock shall mean the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class C Common Stock by proxy, voting agreement, or otherwise.

2. Reserved.

3. Reserved.

4. Voting Rights.

4.1 Common Stock.

(a) Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

(b) Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to the number of votes equal to seven times (7x) the number of whole shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the provisions of Section 5 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(c) Class C Common Stock. Each holder of shares of Class C Common Stock shall be entitled to the number of votes equal to seventy times (70x) the number of whole shares of Class A Common Stock into which such shares of Class C Common Stock could be converted pursuant to the provisions of Section 5 hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

4.2 General. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, each holder of Class B Common Stock and/or Class C Common Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote, except as may be otherwise required by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together and not as separate series or classes.

4.3 Changes to Authorized Class A Common Stock. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding), by the affirmative vote of the holders of a majority of the voting power of all shares of capital stock of the Corporation entitled to vote thereon without a vote of the holders of the Class A Common Stock voting as a separate class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

4.4 Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Common Stock, voting together as a single class, shall be entitled to elect, remove and replace all directors of the Corporation.

5. Conversion Rights. The outstanding shares of Class B Common Stock shall be convertible into Class A Common Stock and the outstanding shares of Class C Common Stock shall be convertible into Class A Common Stock as follows:

5.1 Optional Conversion.

(a) Optional Conversion of the Class B Common Stock.

(i) At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii) Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock or Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date. If a conversion election under this paragraph 3.1(a) is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering shares of Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class A Common Stock upon conversion of their Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

(b) Optional Conversion of the Class C Common Stock.

(i) At the option of the holder thereof, each share of Class C Common Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii) Each holder of Class C Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock or Class C Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class C Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class C Common Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date. If a conversion election under this paragraph 3.1(b) is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder tendering shares of Class C Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Class A Common Stock upon conversion of their Class C Common Stock shall not be deemed to have converted such shares of Class C Common Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

5.2 Automatic Conversion of the Class B Common Stock. Subject to any adjustments required by Sections 5.5 and 5.6, a share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the earlier of (a) a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock or (b) the Final Conversion Date. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

5.3 Automatic Conversion of the Class C Common Stock. Subject to any adjustments required by Sections 5.5 and 5.6, a share of Class C Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the earlier of (a) a Transfer, other than a Permitted Transfer, of such share of Class C Common Stock or (b) the Final Conversion Date. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class C Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class C Common Stock, the holders of Class C Common Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class C Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

5.4 Conversion Upon Death or Disability. Each share of Class B Common Stock held of record by a Senior Common Stockholder, other than the Founder, who is a natural person, or by such Senior Common Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the death of such Senior Common Stockholder. Each share of Class B Common Stock and Class C Common Stock held by the Founder shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock nine months after the date of the death or Disability of the Founder.

5.5 Common Class Adjustments for Other Dividends and Distributions. If, at any time or from time to time on or after the Effective Time, the Corporation pays a dividend or makes another distribution to the holders of Class A Common Stock payable in securities of the Corporation, without an equivalent issuance by the Corporation of securities of the Corporation as a dividend or other distribution on the outstanding shares of all other classes of Common Stock (each a “Class A Event”), then, in each such event, provision shall be made so that the holders of any class of Common Stock that are not receiving such dividend or distribution with respect to such other class of Common Stock (the “Non-Distribution Common Classes”) shall receive upon conversion of their shares of such Non-Distribution Common Classes into Class A Common Stock, in addition to the number of shares of Common Stock receivable upon conversion thereof pursuant to this Section 5, the number of shares of Class A Common Stock that they would have received had their shares of the Non-Distribution Common Classes been converted into Class A Common Stock immediately prior to the first Class A Event (or the record date for the first Class A Event, as applicable) and had they continuously held such shares of Class A Common Stock during the period from the date of the first Class A Event (or the record date for the first Class A Event, as applicable) to and including the conversion date, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Class A Common Stock (which shall not in any way limit or preclude further adjustments pursuant to this Section 5 for any future Class A Events).

5.6 Common Class Adjustment for Stock Splits or Combinations.

(a) If at any time or from time to time after the Effective Time, the Corporation effects a subdivision of the outstanding shares of the Class A Common Stock into a greater number of shares of Class A Common Stock without an equivalent subdivision of the outstanding shares of the Class B Common Stock, then in the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock, the shares of Class B Common Stock shall convert into a number of shares of Class A Common Stock that has been proportionately increased. If at any time or from time to time after the Effective Time, the Corporation effects a combination of the outstanding shares of the Class A Common Stock into a smaller number of shares of Class A Common Stock without an equivalent combination of the outstanding shares of the Class B Common Stock, then in the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock, the shares of Class B Common Stock shall convert into a number of shares of Class A Common Stock that has been proportionately decreased.

(b) If at any time or from time to time after the Effective Time, the Corporation effects a subdivision of the outstanding shares of the Class A Common Stock into a greater number of shares of Class A Common Stock without an equivalent subdivision of the outstanding shares of the Class C Common Stock, then in the event of a conversion of shares of Class C Common Stock into shares of Class A Common Stock, the shares of Class C Common Stock shall convert into a number of shares of Class A Common Stock that has been proportionately increased. If at any time or from time to time after the Effective Time, the Corporation effects a combination of the outstanding shares of the Class A Common Stock into a smaller number of shares of Class A Common Stock without an equivalent combination of the outstanding shares of the Class C Common Stock, then in the event of a conversion of shares of Class C Common Stock into shares of Class A Common Stock, the shares of Class C Common Stock shall convert into a number of shares of Class A Common Stock that has been proportionately decreased.

5.7 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock and the Class C Common Stock, as applicable, such number of its shares of

Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

6. Restrictions and Limitations.

6.1 Class B Common Stock and Class C Common Stock Protective Provisions.

So long as any shares of Class B Common Stock or Class C Common Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock and Class C Common Stock then outstanding, voting together as a single class, directly or indirectly, or by amendment (whether through merger, recapitalization, consolidation or otherwise):

(a) amend, alter, or repeal of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation), that (i) modifies the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock so as to adversely affect such series or (ii) modifies the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Class C Common Stock so as to adversely affect such series; or

(b) reclassify any outstanding shares of capital stock of the Corporation into shares having rights, preferences or privileges senior to or on parity with the Class B Common Stock or Class C Common Stock as to dividend rights, liquidation preferences or voting preferences; or

(c) effect, or permit any Subsidiary to effect, (i) a Combination Transaction, (ii) any transaction or series of transactions to which the Corporation is a party in which at least 50% of the Corporation’s voting power is transferred or (iii) a sale of all or substantially all of the assets of the Corporation, including without limitation by way of any lease, sale, distribution or other disposition of the Corporation’s or any Subsidiary’s products or intellectual property, pursuant to which, for a transaction under clause (i), (ii), or (iii), the Class B Common Stock or the Class C Common Stock is not treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed as compared to another class or series of the Corporation’s capital stock; or

(d) increase or decrease the total number of authorized shares of Class B Common Stock or Class C Common Stock, or issue any shares of Class B Common Stock or Class C Common Stock (other than in connection with a redemption or a proportionate subdivision or combination of all shares of Common Stock and Preferred Stock).

7. Identical Rights. Except for (a) in connection with any dividend or distribution paid by the Corporation in the form of capital stock of the Corporation to holders of any class of Common Stock, (b) in connection with any subdivision or combination of the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock or (c) as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

7.1 Dividends and Distributions. Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per-share basis, with respect to any cash distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Class A Common Stock, Class B Common Stock and/or Class C Common Stock treated adversely, voting separately as a class.

7.2 Equal Treatment in a Combination Transaction. In the event of any Combination Transaction to which the Corporation is a party in which the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock will be exchanged for or converted into, or will receive a distribution of, cash or other property or securities of the Corporation or any other person or entity, each share of Common Stock shall be entitled to receive Equivalent Consideration (as defined herein) on a per-share basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Class A Common Stock, Class B Common Stock and/or Class C Common Stock treated adversely, voting separately as a class. As used herein, the term “Equivalent Consideration” shall mean consideration in the same form, in the same amount and with the same voting rights on a per-share basis; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Class A Common Stock, Class B Common Stock or Class C Common Stock in connection with any Combination Transaction pursuant to any employment, consulting, severance or other arrangement shall not be deemed to be “consideration” that is included in the determination of “Equivalent Consideration.”

8. Miscellaneous.

8.1 No Reissuance of Class B Common Stock or Class C Common Stock. No share or shares of Class B Common Stock or Class C Common Stock acquired by the Corporation by reason of redemption, purchase, conversion (including conversion following the Final Conversion Date) or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

8.2 Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board (the “Whole Board”) shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board.

2. Special Meetings. Special meetings of the stockholders may be called only by (i) prior to the Final Conversion Date, at least 30% of the voting power of the Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; (iii) the chairperson of the Board of Directors; or (iv) the chief executive officer of the Corporation.

3. Stockholder Action by Written Consent. Until the Final Conversion Date, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. Effective on and after the Final Conversion Date, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

4. Advance Notice of Nominations. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

5. Choice of Forum. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law, the Restated Certificate or the Bylaws of the Corporation; or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VIII

VOTE BY BALLOT

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director of the Corporation. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Agent Limitation of Liability. The Corporation is authorized to provide indemnification of its agents for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise.

3. Change in Rights. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or agent of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.